Exhibit 3.5

Delaware PAGE    1

____________________________
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "VALERO GP, LLC", CHANGING ITS NAME FROM "VALERO GP, LLC" TO "NUSTAR GP, LLC", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF MARCH, A.D. 2007, AT 7:28 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIRST DAY OF APRIL, A.D. 2007

3137906 8100
070346129

Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 5528941
DATE: 03-22-07

Exhibit 3.5

State of Delaware
Secretary of State
Division of Corporations Delivered 07:28 PM 03/21/2007 FILED 07:28 PM 03/21/2007 SRV 070346129 - 3137906 FILE

STATE OF DELAWARE CERTIFICATE OF AMENDMENT

I.    Name of Limited Liability Company: ________________________________
_____________________________________________Valero GP, LLC

2.    The Certificate of Formation of the limited liability company is hereby amended as follows: ____________________________________________________________________________________________________________The name of the company is NuStar GP, LLC.
____________________________________________________________________________________________________________
3.The Certificate of Amendment is to become effective
April 1, 2007.
IN WITNESS WHEREOF, the undersigned have executed this Certificate on the    21st    day of    March    , A.D. 2007

By: /s/Steven A. Blank
            Authorized Person(s)

Name: Steven A. Blank. SVP, CFO & Treasurer
        Print or Type

Exhibit 3.5

P.O. Box 696000     San Antonio. Texas 78269-6000 One Valero Way    San Antonio, Texas 78249-1616
Phone: 210/345-2000

March 21, 2007

Delaware Secretary of State Attn: Corporations Division

Gentlemen:

We hereby consent to the use of the similar name from "NuStar GP, Inc.” (formerly known as "Valero GP, Inc.") for “NuStar GP, LLC” (formerly known as “Valero GP, LLC”) since the names will be identical with the exception of the entity indicator.

Sincerely,

/s/Steven A. Blank
Steven A. Blank
Senior Vice President, Chief Financial Officer & Treasurer
on behalf of NuStar GP, Inc. (formerly known as Valero GP, Inc.)